THIS CERTIFICATE IS NOT TRANSFERABLE
          EXCEPT IN ACCORDANCE WITH SECTION 5.10 OF THE TRUST AGREEMENT



CERTIFICATE NUMBER C-1                        NUMBER OF COMMON SECURITIES: ____

                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       of
                          PRAEGITZER INDUSTRIES TRUST I

                            ______% COMMON SECURITIES
                  (LIQUIDATION AMOUNT $10 PER COMMON SECURITY)


          PRAEGITZER INDUSTRIES TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Praegitzer Industries, Inc. (the "Holder") is the registered owner of ___________________ (______________) common securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Common Securities (liquidation amount $10 per Common Security) (the "Common Securities"). Except in accordance with Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________, 1998, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of _____________, 1998.


                              PRAEGITZER INDUSTRIES TRUST I


                              By: _______________________________________
                              Name: _____________________________________
                                    not in his individual capacity but solely as
                                    Administrative Trustee